Exhibit 10.1
JOINDER AGREEMENT

    JOINDER AGREEMENT dated as of June 7, 2022, by Lamar Advertising Limited Partnership, a Delaware limited partnership, Lamar Advertising General Partner, LLC, a Delaware limited liability company, and SkyHigh Murals – Colossal Media, LLC, a New York limited liability company (collectively, the “Additional Subsidiary Guarantors” and each an “Additional Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

    Lamar Media Corp., a Delaware corporation (the “Company”), each Additional Subsidiary Borrower that may be or may become a party thereto (each an “Additional Subsidiary Borrower” and together with the Company, the “Borrowers”) and certain of its subsidiaries (collectively, the “Existing Subsidiary Guarantors” and, together with the Borrowers, the “Securing Parties”) are parties to that certain Fourth Amended and Restated Credit Agreement dated as of February 6, 2020 (as amended by that certain Amendment No. 1, dated as of July 2, 2021, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a “Lender” party to the Credit Agreement after the date hereof as provided therein, the “Lenders” and, together with Administrative Agent and any successors or assigns of any of the foregoing, the “Secured Parties”) to the Borrowers. In addition, the Borrowers may from time to time be obligated to one or more of the Lenders under the Credit Agreement in respect of Swap Agreements under and as defined in the Credit Agreement (collectively, the “Swap Agreements”).

    In connection with the Credit Agreement, the Borrowers, the Existing Subsidiary Guarantors and the Administrative Agent are parties to that certain Amended and Restated Pledge Agreement dated as of February 3, 2014 (the “Pledge Agreement”) pursuant to which the Securing Parties have, inter alia, granted a security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Secured Obligations (as so defined). Terms defined in the Pledge Agreement are used herein as defined therein.

    To induce the Secured Parties to enter into the Credit Agreement, and to extend credit thereunder and to extend credit to the Borrowers under Swap Agreements, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Additional Subsidiary Guarantors have agreed to become a party to the Credit Agreement and the Pledge Agreement as a “Subsidiary Guarantor” thereunder, and to pledge and grant a security interest in the Collateral (as defined in the Pledge Agreement).

    Accordingly, the parties hereto agree as follows:

    Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

    Section 2. Joinder to Agreements. Effective upon the execution and delivery hereof, each Additional Subsidiary Guarantor hereby agrees that it shall become a “Subsidiary Guarantor” under and for all purposes of the Credit Agreement and a “Securing Party” under and for all purposes of the Pledge Agreement with all the rights and obligations of a Subsidiary Guarantor and Securing Party thereunder, as applicable. Without limiting the generality of the foregoing, each Additional Subsidiary Guarantor hereby:

(i)    jointly and severally with the other Subsidiary Guarantors party to the Credit Agreement guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Article III of the Credit Agreement;

(ii)    pledges and grants the security interests in all right, title and interest of such Additional Subsidiary Guarantor in all Collateral (as defined in the Pledge Agreement) that it now owns or hereafter acquires and whether now existing or hereafter coming into existence provided for by Article III of the Pledge Agreement as collateral security for the Secured Obligations and agrees that the Schedules thereof shall be supplemented as provided in Appendices A and B hereto;

(iii)     makes the representations and warranties set forth in Article IV of the Credit Agreement and in Article II of the Pledge Agreement, to the extent relating to such Additional Subsidiary Guarantor or to the Pledged Equity evidenced by the certificates, if any, identified in Appendix A hereto; and

(iv)    submits to the jurisdiction of the courts, and waives jury trial, as provided in Sections 10.09 and 10.10 of the Credit Agreement.

    Each Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.10(a)(iii) of the Credit Agreement to the Secured Parties.

[Signature Page Follows]

Exhibit 10.1
IN WITNESS WHEREOF, the Additional Subsidiary Guarantors have caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

                    ADDITIONAL SUBSIDIARY GUARANTORS:
LAMAR ADVERTISING GENERAL PARTNER, LLC
SKYHIGH MURALS – COLOSSAL MEDIA, LLC

By:    Lamar Media Corp., its sole member

By:    /s/ Jay Johnson_________________________
Name:    Jay Johnson, Executive Vice-President
    and Chief Financial Officer

LAMAR ADVERTISING LIMITED PARTNERSHIP

By:    Lamar Advertising General Partner, LLC, its general partner

By:    Lamar Media Corp., its sole member

By:    /s/ Jay Johnson_________________________
Name:    Jay Johnson, Executive Vice-President
    and Chief Financial Officer

Attest:

By: /s/ James R. McIlwain______________
James R. McIlwain, Secretary

[Signature Page to Joinder Agreement]

Accepted and agreed:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Bruce S. Borden_______________
Title: Executive Director______________

The undersigned hereby respectively pledges and grants a security interest in the Pledged Equity that it owns as described in Appendix A hereto and agrees that Schedule 1, Part 2 – Pledged Equity of the Pledge Agreement is hereby supplemented by adding thereto the information listed on Appendix A.

Lamar Media Corp., Issuee By: /s/ Jay L. Johnson________________ Jay L. Johnson, Executive Vice President, Chief Financial Officer and Treasurer
Lamar Advertising General Partner, LLC, Issuee By: Lamar Media Corp., its sole member By: /s/ Jay L. Johnson________________ Jay Johnson, Executive Vice-President and Chief Financial Officer